EXCLUSIVE LICENSE AGREEMENT
                             ---------------------------

                This Agreement, effective as of May 1, 1996 (the "Effective Date"), is between the University of Massachusetts
          ("University"), a public institution of higher education of the Commonwealth of Massachusetts, and CompuMed, Inc. ("Company"), a Delaware corporation.


                                   R E C I T A L S
                                   ----------------

               WHEREAS, University is the owner by assignment of certain issued United States patents claiming an invention in the field of quantitative radiographic imaging which was developed by Dr. Andrew Karellas, a faculty member at the University;

               WHEREAS, Company desires to obtain a license under this invention, together with up to two additional licensees; and

               WHEREAS, University is willing to grant such a license on the terms and conditions set forth in this Agreement.

               NOW, THEREFORE, University and Company hereby agree as follows:

          1.   Definitions.
               -----------

               1.1  "Affiliate" shall mean any legal entity (such as a
                     ---------
          corporation, partnership, or limited liability company) that is controlled by Company. For the purposes of this definition, the term "control" means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

               1.2  "Confidential Information" shall mean any confidential
                     ------------------------
          or proprietary information furnished by one party (the "Disclosing Party") to the other party (the "Receiving Party") in connection with this Agreement, provided that such information is specifically designated as confidential. Such Confidential Information shall include, without limitation, any diligence reports furnished to University under Section 3.1. and royalty reports furnished to University under Section 5.2.

               1.3  "Field" shall mean the area of bone densitometry.
                     -----

               1.4  "Licensed Product" shall mean the osteosystems device
                     ----------------
          component of any product, but only if such component cannot be developed, manufactured, used, or sold without infringing one or more Valid Claims under the Patent Rights.

               1.5  "Licensed Service" shall mean any service that cannot
                     ----------------
          be developed or performed without using at least one process that infringes one or more Valid Claims under the Patent Rights.

               1.6  "Net Sales" shall mean the gross amount billed or
                     ---------
          invoiced on sales by Company and its Affiliates and Sublicensees of Licensed Products and Licensed Services, less the following:
          (i) customary trade, quantity, or cash discounts and commissions to non-affiliated brokers or agents to the extent actually allowed and taken; (ii) amounts repaid or credited by reason of rejection or return, recalls, or retroactive price reductions for any amounts not collected; (iii) any taxes or other governmental charges levied on the production, sale, transportation, delivery, or use of a Licensed Product or Licensed Service which is paid by or on behalf of Company; and (iv) outbound transportation costs prepaid or allowed and costs of insurance in transit.

               In any transfers of Licensed Products between Company and an Affiliate or Sublicensee, Net Sales shall be calculated based on the final sale of the Licensed Product to an independent third party. In the event that Company or an Affiliate or Sublicensee receives non-monetary consideration for any Licensed Products or Licensed Services, Net Sales shall be calculated based on the fair market value of such consideration. In the event that Company or its Affiliates or Sublicensees use or dispose of a Licensed Product in the provision of a commercial service other than a Licensed Service, the Licensed Product shall be considered sold and the Net Sales shall be calculated based on the sales price of the Licensed Product to an independent third party during the same Royalty Period or, in the absence of such sales, on the fair market value of the Licensed Product as determined by the parties in good faith.

               1.7  "Patent Rights" shall mean the U.S. patent applications
                     -------------
          listed on Exhibit A, and any divisional, continuation, or
                    ---------
          continuation-in-part of such patent applications to the extent the claims are directed to subject matter specifically described therein, as well as any patent issued thereon and any reissue or extension of such patent, and any foreign counterparts to such patents and patent applications. Exhibit A shall be periodically
                                            ---------
          amended to include any additional Patent Rights that may arise.

               1.8  "Royalty Period" shall mean the partial calendar
                     --------------
          quarter commencing on the date on which the first Licensed Product is sold or used or the first Licensed Service is performed and every complete or partial calendar quarter thereafter during which either (i) this Agreement remains in effect or (ii) Company has the right to complete and sell work-in-progress and inventory of Licensed Products pursuant to
          Section 8.5.

               1.9  "Sublicensee" shall mean any permitted sublicensee of
                     -----------
          the rights granted Company under this Agreement, as further described in Section 2.2.

               1.10 "Term" shall mean the term of this Agreement as further
                     ----
          defined in Section 8.1. below.

               1.11 "Sponsored Research Agreement" shall mean the Sponsored
                     ----------------------------
          Research Agreement dated the date hereof between Company and University.

               1.12 "Technical Information" shall mean University's
                     ---------------------
          proprietary, technical information pertinent to the manufacture, use or sale of Licensed Products under Patent Rights including trade secrets, know-how, techniques, specifications and procedures now in existence.

               1.13 "Valid Claim" shall mean any claim that has not been
                     -----------
          held invalid or unenforceable by a court of competent jurisdiction.

          2.   Grant of Rights.
               ---------------

               2.1  License Grant.
                    -------------

                    (a)  Tri-Exclusive License.  Subject to the terms of
                         ---------------------
          this Agreement, University hereby grants to Company and its Affiliates a worldwide, royalty-bearing license (with the right to sublicense) under its rights in the Patent Rights to develop, make, have made, use, and sell Licensed Products and to develop and perform Licensed Services in the Field. University shall have the right at any time within sixty (60) days of the Effective Date, to grant licenses under the Patent Rights to two
          (2) additional companies University shall notify Company of the grant of such licenses and shall identify the licensees, but shall not be required to disclose any terms of such licenses. Subject only to the possible grant of license rights to two additional companies hereunder, the license granted hereunder is and shall remain exclusive.

                    (b)  Exclusive License.  In the event that University
                         -----------------
          fails to grant any additional licenses under the Patent Rights within sixty (60) days after the Effective Date, the license grant set forth in this Section 2.1. shall be exclusive to Company, and certain terms of this Agreement shall be modified as follows: (i) the license initiation fee set forth in Section
          4.1. below shall be increased to sixty thousand dollars ($60,000) and (ii) the royalty rate set forth in Section 4.4. below shall be increased to six percent (6%) of Net Sales.

                    (c)  Non-Exclusive License Option.  University hereby
                         ----------------------------
          grants Company a right to negotiate a worldwide, royalty-bearing, non-exclusive license (without the right to sublicense) under the Patent Rights to develop, make, have made, use, and sell products and services for applications with tissues other than bone (the "Negotiation Right"). The Negotiation Right shall expire if not exercised within five (5) years after the Effective Date. If Company elects to exercise the Negotiation Right, University and Company shall negotiate in good faith a license agreement containing commercially reasonable terms and conditions. If University and Company are unable to reach agreement within six
          (6) months after Company exercised the Negotiation Right, University shall have no further obligation under this Section 2.1(c).

               2.2  Sublicenses.  Company shall have the right to grant
                    -----------
          sublicenses of its rights under Section 2.1. with the consent of University, which consent shall not be unreasonably withheld or delayed. All sublicense agreements executed by Company pursuant to this Article 2 shall expressly bind the Sublicensee to the terms of this Agreement and shall provide for the automatic assignment of such agreement to University if this Agreement is terminated as described in Article 8 below. Company shall promptly furnish University with a fully executed copy of any such sublicense agreement.

               2.3  Retained Rights.
                    ---------------

                    (a)  University.  University retains the right to make
                         ----------
          and use Licensed Products and to perform Licensed Services for academic research and patient care, without payment of compensation to Company. University may license its retained rights under this Section to research collaborators of University faculty members, post-doctoral fellows, and students.

                    (b)  Federal Government.  To the extent that any
                         ------------------
          invention claimed in the Patent Rights has been partially funded by the federal government, this Agreement and the grant of any rights in such Patent Rights are subject to and governed by federal law as set forth in 35 U.S.C. Sections 201-211, and the regulations promulgated thereunder, as amended, or any successor statutes or regulations. Company acknowledges that these statutes and regulations reserve to the federal government a royalty-free, non-exclusive, nontransferable license to practice any government-funded invention claimed in any Patent Rights. If any term of this Agreement fails to conform with such laws and regulations, the relevant term shall be deemed an invalid provision and modified in accordance with Section 10.10.

          3.   Obligations Relating to Commercialization.
               -----------------------------------------

               3.1  Diligence Requirements.  Company shall use diligent
                    ----------------------
          efforts, or shall cause its Affiliates or Sublicensees to use diligent efforts, to develop Licensed Products or Licensed Services and to introduce Licensed Products or Licensed Services into the commercial market; thereafter, Company or its Affiliates or Sublicensees shall make Licensed Products or Licensed Services reasonably available to the public. Company shall have conclusively satisfied its obligations under this Section 3.1. if Company or an Affiliate or Sublicensee fulfills the following obligations:

                    (1) Within six (6) months after the Effective Date, Company shall furnish University with a written research and development plan under which Company intends to develop Licensed Products or Licensed Services.

                    (2) Within sixty (60) days after each anniversary of the Effective Date, Company shall furnish University with a written report on the progress of its efforts during the prior year to develop and commercialize Licensed Products or Licensed Services, including without limitation research and development efforts, efforts to obtain regulatory approval, marketing efforts, and sales figures. Once a beta prototype has been produced, the report shall also contain a discussion of intended efforts and sales projections for the current year.

                    (3) Develop prototype bone density system and demonstrate feasibility by December 31, 1997.

                    (4) File a 510(k) application for a Licensed Product with the United States FDA by December 31, 1998.

          In the event that University determines that Company (or an Affiliate or Sublicensee) has not fulfilled its obligations under this Section 3.1., University shall furnish Company with written notice of such determination. Within sixty (60) days after receipt of such notice, Company shall either (i) fulfill the relevant obligation, (ii) in the case of an obligation that is not susceptible of prompt fulfillment, commence and continuously prosecute such fulfillment, or (iii) negotiate with University a mutually acceptable schedule of revised diligence obligations, failing which University shall have the right, immediately upon written notice to Company, to terminate this Agreement or to render non-exclusive the license granted under this Agreement.

               3.2  Indemnification.
                    ---------------

                    (a)  Indemnity.  Company shall indemnify, defend, and
                         ---------
          hold harmless University and its trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns ( the "Indemnitees"), against any liability, damage, loss, or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon any of the Indemnitees in connection with any claims, suits, actions, demands or judgments arising out of any negligence, willful misconduct, or sale of a defective product or service by the University under any theory of liability (including without limitation actions in the form of tort, warranty, or strict liability and regardless of whether such action has any factual basis) concerning any product, process, or service that is made, used, or sold pursuant to any right or license granted under this Agreement; provided, however, that such indemnification shall not apply to any liability, damage, loss, or expense to the extent directly attributable to (i) the negligent activities or intentional misconduct of the Indemnitees or (ii) the settlement of a claim, suit, action, or demand by Indemnitees without the prior written approval of Company.

                    (b)  Procedures.  The Indemnitees agree to provide
                         ----------
          Company with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. Company agrees, at its own expense, to provide attorneys reasonably acceptable to University to defend against any such claim. The Indemnitees shall cooperate fully with Company in such defense and will permit Indemnitor to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of Company, if representation of such Indemnitee by the counsel retained by Company would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel. Company agrees to keep University informed of the progress in the defense and disposition of such claim and to consult with University with regard to any proposed settlement.

                    (c)  Insurance.  Company shall, from and after the
                         ---------
          first sale of a Licensed Product or a Licensed Service, maintain insurance or self-insurance that is reasonably adequate to fulfill any potential obligation to the Indemnitees, but in any event not less than one million dollars ($1,000,000) for injuries to any one person arising out of a single occurrence and three million dollars ($3,000,000) for injuries to all persons arising out of a single occurrence. Company shall provide University, upon request, with written evidence of such insurance or self-insurance. Company shall continue to maintain such insurance or self-insurance after the expiration or termination of this Agreement during any period in which Company or any Affiliate or Sublicensee continues (i) to make, use, or sell a product that was a Licensed Product under this Agreement or (ii) to perform a service that was a Licensed Service under this Agreement, and thereafter for a period of five (5) years.

               3.3  Use of University Name.  In accordance with Section
                    ----------------------
          7.3., Company and its Affiliates and Sublicensees shall not use the name "University of Massachusetts" or any variation of that name in connection with the marketing or sale of any Licensed Products or Licensed Services.

               3.4  Marking of Licensed Products.  To the extent
                    ----------------------------
          commercially feasible and consistent with prevailing business practices, Company shall mark, and shall cause its Affiliates and Sublicensees to mark, all Licensed Products that are manufactured or sold under this Agreement with the number of each issued patent under the Patent Rights that applies to such Licensed Product.

               3.5  Compliance with Law.  Company shall comply with, and
                    -------------------
          shall ensure that its Affiliates and Sublicensees comply with, all local, state, federal, and international laws and regulations relating to the development, manufacture, use, and sale of Licensed Products and Licensed Services. Company expressly agrees to comply with the following:

                    (i) Company or its Affiliates or Sublicensees shall obtain all necessary approvals from the United States Food & Drug Administration and any similar governmental authorities of any foreign jurisdiction in which Company or an Affiliate or Sublicensee intends to make, use, or sell Licensed Products or to perform Licensed Services.

                    (ii) Company and its Affiliates and Sublicensees shall
               comply with all United States laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit, or require a license for, the export of certain types of commodities and technical data to specified countries. Company hereby gives written assurance that it will comply with, and will cause its Affiliates and Sublicensees to comply with, all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its Affiliates or Sublicensees, and that it will indemnify, defend, and hold University harmless (in accordance with Section 3.2.) for the consequences of any such violation.

                    (iii) To the extent that any invention claimed in the Patent Rights has been partially funded by the United States government, and only to the extent required by applicable laws and regulations, Company agrees that any Licensed Products used or sold in the United States will be manufactured substantially in the United States or its territories. Current law provides that if domestic manufacture is not commercially feasible under the circumstances, University may seek a waiver of this requirement from the relevant federal agency on behalf of Company.

               3.6  Cooperation.  University shall provide reasonable
                    -----------
          technical cooperation in assisting Company in its commercialization efforts, including without limitation by making its Technical Information available to Company from time to time upon Company's request.

          4.   Consideration for Grant of Rights.
               ---------------------------------

               4.1  License Fee.  In partial consideration of the rights
                    -----------
          granted Company under this Agreement, Company shall pay to University, within thirty (30) days after the Effective Date, the following license fee payments: (i) a license initiation fee of twenty-five thousand dollars ($25,000) and (ii) a payment reimbursing University for patent-related expenses incurred as of the Effective Date, which amount shall be pro-rated among each licensee of the Patent Rights. These license fee payments are nonrefundable and are not creditable against any other payments due to University under this Agreement.

               4.2  License Maintenance Fee.  Company shall pay to
                    -----------------------
          University an annual license maintenance fee in the amount of ten thousand dollars ($10,000) on the second, third, fourth, and fifth anniversaries of the Effective Date. This annual license maintenance fee is nonrefundable and is not creditable against any other payments due to University under this Agreement.

               4.3  Milestone Payments.  Company shall pay University the
                    ------------------
          following milestone payments within thirty (30) days after the occurrence of each event:

               $75,000   installation of a beta test site
               $100,000  first commercial sale of FDA-approved product

          These milestone payments are nonrefundable and are not creditable against any other payments due to University under this Agreement.

               4.4  Royalties.
                    ----------

                    (a)  Base Royalty.  In partial consideration of the
                         ------------
          rights granted Company under this Agreement, Company shall pay to University a royalty of five percent (5%) of Net Sales of Licensed Products and Licensed Services by Company and its Affiliates and Sublicensees. In the event that Company is legally required to make royalty payments to one or more third parties in order to make, use, or sell Licensed Products or to perform Licensed Services, the royalty rate set forth above shall be reduced to three percent (3%) on Net Sales of such Licensed Products and Licensed Services.

                    (b)   No Multiple Royalties.  No multiple royalties
                          ---------------------
          shall be payable because a particular Licensed Product or its manufacture, use, or sale are or shall be covered by more than one patent application or patent included within the Patent Rights; however, a separate royalty shall be payable on the performance of a Licensed Service and on the sale of a Licensed Product which is used to perform that Licensed Service.

               4.5  Minimum Royalty.  In each calendar year during the
                    ---------------
          Term, commencing with the fourth anniversary of the Effective Date, University shall receive a minimum royalty payment in the amount of fifteen thousand dollars ($15,000) per year. If the actual royalty payments to University in any calendar year are less than the minimum royalty payment required for that year, Company shall have the right to pay University the difference between the actual royalty payment and the minimum royalty payment in full satisfaction of its obligations under this Section, and shall pay this amount to University within sixty
          (60) days after the conclusion of the calendar year. Waiver of any minimum royalty payment by University shall not be construed as a waiver of any subsequent minimum royalty payment. If Company fails to make any minimum royalty payment within the sixty-day period, such failure shall constitute a material breach of its obligations under this Agreement, and University shall have the right to terminate this Agreement in accordance with
          Section 8.3.

          5.   Royalty Reports; Payments; Records.
               ----------------------------------

               5.1  First Sale.  Company shall report to University the
                    ----------
          date of first commercial sale of each Licensed Product and the date of first commercial performance of each Licensed Service within thirty (30) days of occurrence in each country.

               5.2  Reports and Payments.  Within sixty (60) days after the
                    --------------------
          conclusion of each Royalty Period, Company shall deliver to University a report containing the following information:

                    (i)  the number of Licensed Products sold to
               independent third parties in each country, and the number of Licensed Products used by Company and its Affiliates and Subleases in the provision of Licensed Services and other services in each country;

                    (ii) the number of Licensed Services provided by
               Company and its Affiliates and Sublicensees in each country;

                    (iii) the gross sales price for each Licensed Product and the gross charge for each Licensed Service by Company and its Affiliates and Sublicensees during the applicable Royalty Period in each country;

                    (iv) calculation of Net Sales for the applicable
               Royalty Period in each country, including a listing of applicable deductions;

                    (v) total royalty payable on Net Sales in U.S. dollars, together with the exchange rates used for conversion; and

                    (vi) withholding taxes, if any, required by law to be
               deducted as a payment by University in respect of such Net
               Sales.

          All such reports shall be considered Company Confidential Information. If no royalties are due to University for any Royalty Period, the report shall so state. Concurrent with this report, Company shall remit to University any payment due for the applicable Royalty Period. University shall instruct Company as to the method of payment.

               5.3  Payments in U.S. Dollars.  Except as otherwise provided
                    ------------------------
          in section 5.4, all payments due under this Agreement shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the
                                                -------------------
          last working day of the calendar quarter preceding the applicable Royalty Period. Such payments shall be without deduction of exchange, collection, or other charges.

               5.4  Payments in Other Currencies.  If by law, regulation,
                    ----------------------------
          or fiscal policy of a particular country, conversion into United States dollars or transfer of funds of a convertible currency to the United States is restricted or forbidden, Company shall give University prompt written notice of such restriction, which notice shall satisfy the sixty-day payment deadline described in
          Section 5.2. Company shall pay any amounts due University through whatever lawful methods University reasonably designates; provided, however, that if University fails to designate such payment method within thirty (30) days after University is notified of the restriction, Company may deposit such payment in local currency to the credit of University in a recognized banking institution selected by Company and identified by written notice to University, and such deposit shall fulfill all obligations of Company to University with respect to such payment.

               5.5  Records.  Company shall maintain, and shall cause its
                    -------
          Affiliates and Sublicensees to maintain, complete and accurate records of Licensed Products and Licensed Services that are made, used, sold, or performed under this Agreement and any amounts payable to University in relation to such Licensed Products and Licensed Services, which records shall contain sufficient information to permit University to confirm the accuracy of any reports delivered to University under Section 2. The relevant party shall retain such records relating to a given Royalty Period for at least three (3) years after the conclusion of that Royalty Period, during which time University shall have the right, at its expense, to cause its internal accountants or an independent, certified public accountant to inspect such records during normal business hours for the sole purpose of verifying any reports and payments delivered under this Agreement. Such accountant shall not disclose to University any information other than information relating to accuracy of reports and payments delivered under this Agreement. The parties shall reconcile any underpayment or overpayment within thirty (30) days after the accountant delivers the results of the audit. In the event that any audit performed under this Section reveals an underpayment in excess of ten percent (10%) in any Royalty Period, Company shall bear the full cost of such audit. University may exercise its rights under this Section only once every year and only with reasonable prior notice to Company.

               5.6  Late Payments.  Any payments by Company that are not
                    -------------
          paid on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by law, at two percentage points above the Prime Rate of interest as reported in the Wall Street Journal on the date payment is due,
                          ---- --------------
          with interest calculated based on the number of days that payment is delinquent.

          6.   Patents and Infringement.
               ------------------------

               6.1  Responsibility for Patent Rights.  University shall
                    --------------------------------
          have primary responsibility for the preparation, filing, prosecution, and maintenance of all Patent Rights, using patent counsel reasonably acceptable to Company. University shall consult with Company as to the preparation, filing, prosecution, and maintenance of all such Patent Rights reasonably prior to any deadline or action with the U.S. Patent & Trademark Office or any foreign patent office and shall furnish Company with copies of all relevant documents reasonably in advance of such consultation.

               6.2  Payment of Expenses.  Within thirty (30) days after
                    -------------------
          University invoices Company, Company shall reimburse University for its pro-rata share (determined by the number of licenses of the Patent Rights) of all reasonable patent-related expenses incurred by University pursuant to Section 6.1. Company may credit any such patent-related expenses in excess of twenty-five thousand dollars ($25,000) per calendar year against royalties due to University under Section 4.4., provided that in no event shall the effective royalty rate set forth in Section 4.4. be reduced below three percent (3%). Unused credits may be carried over for use in future Royalty Periods. Company may elect, upon sixty (60) days' written notice to University, to cease payment of the expenses associated with obtaining or maintaining patent protection for one or more Patent Rights in one or more countries. In such event, Company shall lose all rights under this Agreement with respect to such Patent Rights in such countries.

               6.3  Abandonment.  In the event that University desires to
                    -----------
          abandon any patent or patent application within the Patent Rights, University shall provide each licensee of the relevant Patents Right with reasonable prior written notice of such intended abandonment, and such licensees shall have the right, as they mutually agree and at their own expense, to prepare, file, prosecute, and maintain the relevant Patent Right.

               6.4  Infringement.
                    ------------

                    (a)  Notification of Infringement.  Each party agrees
                         ----------------------------
          to provide written notice to the other party promptly after becoming aware of any infringement of the Patent Rights.

                    (b)   Company Right to Prosecute.  Company shall have
                          --------------------------
          the right, together with other licensees of the Patent Rights, as they mutually agree and at their own expense, to prosecute any third party infringement of the Patent Rights or to defend the Patent Rights in any declaratory judgment action brought by a third party which alleges invalidity, unenforceability, or non-infringement of the Patent Rights. Prior to commencing any such action, Company shall consult with University and shall consider the views of University regarding the advisability of the proposed action and its effect on the public interest. Company shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Subsection without the prior written consent of University, which consent shall not be unreasonably withheld, conditioned or delayed. Any recovery obtained in an action under this Subsection shall be distributed as follows: (i) each party shall be reimbursed for any expenses incurred in the action, (ii) as to ordinary damages, Company shall receive an amount equal to its lost profits or a reasonable royalty on the infringing sales (whichever measure of damages the court shall have applied), less a reasonable approximation of the royalties that Company would have paid to University if Company had sold the infringing products and services rather than the infringer, and (iii) as to special or punitive damages, the parties shall share equally in any award.

                    (c)  University as Indispensable Party.  University
                         ---------------------------------
          shall permit any action under this Section to be brought in its name if required by law, provided that Company shall hold University harmless from, and if necessary indemnify University against, any costs, expenses, or liability that University may incur in connection with such action.

                    (d)  University Right to Prosecute.  In the event that
                         -----------------------------
          Company fails to initiate an infringement action within a reasonable time after it first becomes aware of the basis for such action, or to answer a declaratory judgment action within a reasonable time after such action is filed, University shall have the right to prosecute such infringement or answer such declaratory judgment action, under its sole control and at its sole expense, and any recovery obtained shall be given to University.

                    (e)  Cooperation.  Each party agrees to cooperate fully
                         -----------
          in any action under this Section 6.4. which is controlled by the other party, provided that the controlling party reimburses the cooperating party promptly for any costs and expenses incurred by the cooperating party in connection with providing such assistance.

          7.   Confidential Information; Publications; Publicity.
               -------------------------------------------------

               7.1  Confidential Information.
                    ------------------------

                    (a)  Destination.  Confidential Information that is
                         -----------
          disclosed in writing shall be marked with a legend indicating its confidential status (such as "Confidential" or "Proprietary"). Confidential Information that is disclosed orally or visually shall be documented in a written notice prepared by the Disclosing Party and delivered to the Receiving Party within thirty (30) days of the date of disclosure; such notice shall summarize the Confidential Information disclosed to the Receiving Party and reference the time and place of disclosure.

                    (b)  Obligations.  For a period of five (5) years after
                         -----------
          disclosure of any portion of Confidential Information, the Receiving Party shall (i) maintain such Confidential Information in strict confidence, except that the Receiving Party may disclose or permit the disclosure of any Confidential Information to its directors, officers, employees, consultants, and advisors who are obligated to maintain the confidential nature of such Confidential Information and who need to know such Confidential Information for the purposes of this Agreement; (ii) use such Confidential Information solely for the purposes of this Agreement; and (iii) allow its trustees or directors, officers, employees, consultants, and advisors to reproduce the Confidential Information only to the extent necessary for the purposes of this Agreement, with all such reproductions being considered Confidential Information.

                    (c)   Exceptions.  The obligations of the Receiving
                          ----------
          Party under Subsection 7.1.(b) above shall not apply to the extent that the Receiving Party can demonstrate that certain Confidential Information (i) was in the public domain prior to the time of its disclosure under this Agreement; (ii) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party; (iii) was independently developed or discovered by the Receiving Party without use of the Confidential Information; (iv) is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality with respect to such Confidential Information; or (v) is required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order, provided that the Disclosing Party receives reasonable prior written notice of such disclosure.

                    (d)  Ownership and Return.  The Receiving Party
                         --------------------
          acknowledges that the Disclosing Party (or any third party entrusting its own information to the Disclosing Party) claims ownership of its Confidential Information in the possession of the Receiving Party. Upon the expiration or termination of this Agreement, and at the request of the Disclosing Party, the Receiving Party shall retum to the Disclosing Party all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of the Receiving Party, except that the Receiving Party may retain one copy of the Confidential Information in the possession of its legal counsel solely for the purpose of monitoring its obligations under this Agreement

               7.2  Publications.  University and its employees will be
                    ------------
          free to publicly disclose (through journals, lectures, or otherwise) the results of any research relating to the subject matter of the Patent Rights, except as otherwise provided by written agreement between University and Company (such as in a separate sponsored research agreement).

               7.3  Publicity Restrictions.  Company shall not use the name
                    ----------------------
          of University or any of its trustees, officers, faculty, students, employees, or agents, or any adaptation of such names, or any terms of this Agreement, in any promotional material or other public announcement or disclosure without the prior written consent of University. The foregoing notwithstanding, Company shall have the right to disclose such information without the consent of University (i) in any prospectus, offering memorandum, or other document or filing required by applicable securities laws or other applicable law or regulation, provided that Company shall have given University at least ten (10) days' prior written notice of the proposed text for the purpose of giving University the opportunity to comment on such text, and (ii) to potential investors under a non-disclosure obligation. To the extent permitted by applicable law, University will not publicly disclose the terms of this Agreement without the prior written consent of Company.

          8.   Term and Termination.
               --------------------

               8.1  Term.  This Agreement shall commence on the Effective
                    ----
          Date and shall remain in effect until the expiration of all issued patents within the Patent Rights, unless earlier terminated in accordance with the provisions of this Agreement.

               8.2  Voluntary Termination by Company.  Company shall have
                    --------------------------------
          the right to terminate this Agreement, for any reason, upon ninety (90) days' prior written notice to University.

               8.3  Termination for Default.  In the event that either
                    -----------------------
          party commits a material breach of its obligations under this Agreement and fails to cure that breach within sixty (60) days after receiving written notice thereof, the other party may terminate this Agreement immediately upon written notice to the party in breach. If an alleged breach involves nonpayment of any amounts due Institution under this Agreement, the sixty-day notice period shall be reduced to a fifteen-day notice period after the first such breach.

               8.4  Force Majeure.  Neither party will be responsible for
                    -------------
          delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

               8.5  Effect of Termination.  The following provisions shall
                    ---------------------
          survive the expiration or termination of this Agreement: Articles 1 and 9; Sections 3.2., 3.5., 5.2. (obligation to provide final report and payment), 5.3., 5.4., 5.5., 5.6., 6.2. (solely with respect to expenses incurred prior to the expiration or termination of this Agreement), 7.1., 7.2., 7.3., 8.5., 10.8., and 10.9. Upon the early termination of this Agreement, Company and its Affiliates and Sublicensees may complete and sell any work-in-progress and inventory of Licensed Products that exist as of the effective date of termination, provided that (i) Company is current in payment of all amounts due University under this Agreement, (ii) Company pays University the applicable royalty on such sales of Licensed Products in accordance with the terms and conditions of this Agreement, and (iii) Company and its Affiliates and Sublicensees shall complete and sell all work-in-progress and inventory of Licensed Products within twelve
          (12) months after the effective date of termination.

          9.   Dispute Resolution.
               ------------------

               9.1  Procedures Mandatory.  The parties agree that any
                    --------------------
          dispute arising out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Article, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement; provided, however, that all procedures and deadlines specified in this Article may be modified by written agreement of the parties. If either party fails to observe the procedures of this Article, as modified by their written agreement, the other party may bring an action for specific performance in any court of competent jurisdiction

               9.2  Dispute Resolution Procedures.
                    -----------------------------

                    (a)  Negotiation.  In the event of any dispute arising
                         -----------
          out of or relating to this Agreement, the affected party shall notify the other party, and the parties shall attempt in good faith to resolve the matter within ten (10) days after the date of such notice (the "Notice Date"). Any disputes not resolved by good faith discussions shall be referred to senior executives of each party, who shall meet at a mutually acceptable time and location within thirty (30) days after the Notice Date and attempt to negotiate a settlement.

                    (b)  Mediation.  If the matter remains unresolved
                         ---------
          within sixty (60) days after the Notice Date, or if the senior executives fail to meet within thirty (30) days after the Notice Date, either party may initiate mediation upon written notice to the other party, whereupon both parties shall be obligated to engage in a mediation proceeding under the then current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes, except that specific provisions of this Section shall override inconsistent provisions of the CPR Model Procedure. The mediator will be selected from the CPR Panels of Neutrals. If the parties cannot agree upon the selection of a mediator within ninety (90) days after the Notice Date, then upon the request of either party, the CPR shall appoint the mediator. The parties shall attempt to resolve the dispute through mediation until one of the following occurs: (i) the parties reach a written settlement; (ii) the mediator notifies the parties in writing that they have reached an impasse; (iii) the parties agree in writing that they have reached an impasse; or
          (iv) the parties have not reached a settlement within one hundred and twenty (120) days after the Notice Date.

                    (c)  Trial Without Jury.  If the parties fail to
                         ------------------
          resolve the dispute through mediation, or if neither party elects to initiate mediation, each party shall have the right to pursue any other remedies legally available to resolve the dispute, provided, however, that the parties expressly waive any right to a jury trial in any legal proceeding under this Section.

               9.3  Preservation of Rights Pending Resolution.
                    -----------------------------------------

                    (a)  Performance to Continue.  Each party shall
                         -----------------------
          continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a party may suspend performance of its obligations during any period in which the other party fails or refuses to perform its obligations.

                    (b)  Provisional Remedies.  Although the procedures
                         --------------------
          specified in this Article are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, either party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

                    (c)  Statute of Limitations.  The parties agree that
                         ----------------------
          all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the procedures set forth in Subsections 9.2.(a) and 9.2(b) are pending. The parties shall take any actions necessary to effectuate this result.

          10.  Miscellaneous.
               -------------

               10.1 Representations and Warranties of University.
                    --------------------------------------------
          University hereby represents and warrants as follows:

                    (i) It has the full legal power, authority and right to grant the license under the Patent Rights contained in this Agreement and to perform its obligations under this Agreement and upon execution and delivery by Company, this Agreement will constitute valid and binding agreements of University enforceable against it in accordance with its terms.

                    (ii) It is the sole owner by assignment of all right,
               title and interest in and to the Patent Rights.

                    (iii) Except for the two other licenses referred to elsewhere herein, no other person or organization presently has any assignment, option, or license under the Patent Rights with respect to the manufacture, use or sale of Licensed Products or Licensed Services in the Field in the U.S. or anywhere in the world.

                    (iv) Execution, delivery and consummation of this Agreement will not result in the breach of or give rise to cause for termination of any agreement or contract to which University may be a party. After the date hereof, University shall not enter into any agreement or take or fail to take any action which shall restrict its legal night to grant to Company the rights and benefits contemplated under this Agreement. UNIVERSITY MAKES NO OTHER WARRANTIES CONCERNING THE PATENT RIGHTS, INCLUDING WITHOUT LIMITATION ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Specifically, University makes no warranty or representation (i) regarding the validity or scope of the Patent Rights, (ii) that the exportation of the Patent Rights or any Licensed product or Licensed Service will not infringe any patents or other intellectual property rights of a third party, and (iii) that any third party is not currently infringing or will not infringe the Patent Rights.

               10.2 Representations and Warranties of Company.  Company
                    -----------------------------------------
          hereby represents and warrants as follows:

                    (i) It has the full legal power, authority and right to grant the upon to license contained in this Agreement and to perform its obligations under this Agreement and upon execution and delivery by University, this Agreement will constitute valid and binding agreements of Company enforceable against it in accordance with its terms.

                    (ii) Execution, delivery and consummation of this
               Agreement will not result in the breach of or give rise to cause for termination of any agreement or contract to which Company or its Affiliates may be a party. Neither Company nor any of its Affiliates after the date hereof shall enter into any agreement or take or fail to take any action which shall restrict its legal right to grant to Institution the rights and benefits contemplated under this Agreement.

               10.3 Tax-exempt Status.  Company acknowledges that
                    -----------------
          University, as a public institution of the Commonwealth of Massachusetts, holds the status of an exempt organization under the United States Internal Revenue Code. Company also acknowledges that certain facilities in which the licensed inventions were developed may have been financed through offerings of tax exempt bonds. If the Internal Revenue Service determines, or if counsel to University reasonably determines, that any term of this Agreement jeopardizes the tax-exempt status of University or the bonds used to finance University facilities, the relevant term shall be deemed an invalid provision and modified in accordance with Section 10.10.

               10.4 Counterparts.  This Agreement may be executed in one or
                    ------------
          more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

               10.5 Headings.  All headings are for convenience only and
                    --------
          shall not affect the meaning of any provision of this Agreement.

               10.6 Binding Effect.  This Agreement shall be binding upon
                    --------------
          and inure to the benefit of the parties and their respective permitted successors and assigns.

               10.7 Assignment.  This Agreement may not be assigned by
                    ----------
          either party without the prior written consent of the other party, except that Company may assign this Agreement to an affiliate or to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business to which this Agreement relates.

               10.8 Amendment and Waiver.  This Agreement may be amended,
                    --------------------
          supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any nights or fail to act in any other instance, whether or not similar.

               10.9 Governing Law.  This Agreement shall be governed by and
                    -------------
          construed in accordance with the laws of the Commonwealth of Massachusetts irrespective of any conflicts of law principles.

               10.10     Notice.  Any notices required or permitted under
                         ------
          this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the companies:

               If to University:

               Office of Commercial Ventures and Intellectual Property University of Massachusetts
               55 Lake Avenue North
               Worcester, MA 01605
               Attention:     Joseph F.X. McGuirl
                         Executive Director

               Tel: (508) 856-1626
               Fax: (508) 856-5004


               If to Company:

               CompuMed Inc.
               1230 Rosecrans Avenue, Suite 1000
               Manhattan Beach, CA 90266
               Attention: President

               Tel: (301) 643-5106
               Fax: (301) 536-6128

          All notices under this Agreement shall be deemed effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.

               10.11     Severability.  In the event that any provision of
                         ------------
          this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent. If the parties fail to reach a modified agreement within sixty (60) days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 9. While the dispute is pending resolution, this Agreement shall be construed as if such provision were deleted by agreement of the parties.

               10.12     Entire Agreement.  This Agreement constitutes the
                         ----------------
          entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


          UNIVERSITY OF MASSACHUSETTS   COMPUMED, INC.


          By:/s/ Joseph F.X. McGuirl    By: /s/ Rod N. Raynovich
             -------------------------     ----------------------------
             Joseph F.X. McGuirl                  Rod N. Raynovich
             Executive Director, CVIP             President and Chief
                                                   Executive Officer

                                      EXHIBIT A

                                List of Patent Rights
                                ---------------------
          Patent Rights
          -------------

          U.S. Patents No. 5,465,284 and 5,150,394 entitled "System for Quantitative Radiographic Imaging"